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                                                                    EXHIBIT 99.1


                       [LOGO OF THE WALT DISNEY COMPANY]


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                               NOVEMBER 17, 1999

        The undersigned hereby appoints SANFORD M. LITVACK, THOMAS O. STAGGS and DAVID K. THOMPSON, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Walt Disney Company that the undersigned would be entitled to cast if personally present at the special meeting of stockholders of The Walt Disney Company to be held on November 17, 1999, and at any postponement or adjournment thereof.

        THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1 AND PROPOSAL NUMBER 2, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OF ADJOURNMENT THEREOF.

        Your vote is important. Failure to sign and return this Proxy, or attend the Special Meeting and vote by ballot, will have the same effect as a vote against the charter amendment proposal and the stock incentive plan proposal.


                               SEE REVERSE SIDE
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                                                        Please mark your
                                                        votes as indicated
                                                        in this example.     [X]

1.   To approve the proposal to amend         For         Against       Abstain
     and restate The Walt Disney
     Company's certificate of                 [_]           [_]           [_]
     incorporation, as described in the
     accompanying Joint Proxy
     Statement/Prospectus.



2.   To approve the proposal to amend         For         Against       Abstain
     and restate The Walt Disney
     Company 1995 Stock Incentive             [_]           [_]           [_]
     Plan in connection with the
     creation of the go.com Common
     Stock, as described in the
     accompanying Joint Proxy
     Statement/Prospectus.




- ---------------------------------                   Dated: __________, 1999
Signature(s)


Note: Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.






                                       2



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                            YOUR VOTE IS IMPORTANT!

        The Walt Disney Company encourages you to take advantage of new and convenient ways to vote your shares on matters to be covered at the special meeting of stockholders to be held on November 17, 1999. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot. We've made it easier than ever.


        VOTE BY PHONE - 1-800-690-6903
        Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below, and then follow the simple instructions the Vote Voice provides you.

        VOTE BY INTERNET - WWW.PROXYVOTE.COM
        Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and create an electronic ballot.

        VOTE BY MAIL
        Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to The Walt Disney Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

        If you vote by phone or vote using the Internet, please do not mail your proxy.

                             THANK YOU FOR VOTING.